Exhibit 4.1



                          THIRD SUPPLEMENTAL INDENTURE

                          Dated as of December 13, 2006

                                       to

                                    INDENTURE

                                     between

                         UNITED STATES STEEL CORPORATION
                  (formerly known as UNITED STATES STEEL LLC),
                                     Issuer

                                       and

                              THE BANK OF NEW YORK,
                                     Trustee

                            Dated as of July 27, 2001

                     10-3/4% Senior Notes due August 1, 2008



     THIS THIRD SUPPLEMENTAL INDENTURE, dated as of December 13, 2006, between United States Steel Corporation (formerly known as United States Steel LLC and successor by merger to United States Steel Financing Corp.), a Delaware corporation (referred to herein as the "Company" or the "Issuer") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                                   WITNESSETH:

     WHEREAS, the Issuer and the Trustee executed and delivered an Indenture, dated as of July 27, 2001 and amended by a First Supplemental Indenture, dated as of November 26, 2001 and a Second Supplemental Indenture, dated as of May 20, 2003 (the "Indenture"), providing for the issuance of $385,000,000 principal amount of 10-3/4% Senior Notes due August 1, 2008 (the "Initial Notes");

     WHEREAS, pursuant to the Indenture, the Issuer issued an additional $150,000,000 principal amount of 10-3/4% Senior Notes due August 1, 2008 (the "Additional Notes", together with the Initial Notes, the "Notes");

     WHEREAS, the Company proposed to amend certain covenants, events of default and other provisions in the Indenture and offered to purchase for cash any and all of the outstanding Notes (the "Offer") pursuant to the Offer to Purchase and Consent Solicitation Statement, dated November 29, 2006 (the "Offer to Purchase");

     WHEREAS, pursuant to Section 9.2 of the Indenture, the Issuer has solicited and obtained the consent of Holders of at least a majority in principal amount at maturity of the Notes outstanding to modify the terms of the Indenture and the Notes;

     WHEREAS, this Third Supplemental Indenture will become operative when at least a majority in principal amount at maturity of the Notes are accepted for payment pursuant to the Offer; and

     WHEREAS, all acts, conditions and requirements necessary to make this Third Supplemental Indenture a valid and binding agreement in accordance with its terms and for the purposes herein set forth have been done and taken, and the execution and delivery of this Third Supplemental Indenture has been in all respects duly authorized.

     NOW THEREFORE, in consideration of the premises, the Issuer and the Trustee covenant and agree as follows:


                                   ARTICLE ONE

                                   AMENDMENTS

     Section 1.1.   Elimination of Certain Definitions in Article I.  Sections
1.1 and 1.2 of the Indenture are hereby amended by deleting all definitions of terms and references to definitions of terms that are used exclusively in the text of the Indenture and the Notes that are being otherwise eliminated by this Third Supplemental Indenture.

     Section 1.2. Amendments to Article IV. Article IV of the Indenture is hereby amended as follows:

      SECTION 4.4 The text of this section is hereby deleted in its entirety and replaced with "[Intentionally Omitted]," and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

      SECTION 4.5 The text of this section is hereby amended to delete all provisions of this Section with the exception of those that require compliance with the Trust Indenture Act of 1939, and all such references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

      SECTION 4.7 The text of this section is hereby deleted in its entirety and replaced with "[Intentionally Omitted]," and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

      SECTION 4.8 The text of this section is hereby deleted in its entirety and replaced with "[Intentionally Omitted]," and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

      SECTION 4.10 The text of this section is hereby deleted in its entirety and replaced with "[Intentionally Omitted]," and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

      SECTION 4.11 The text of this section is hereby deleted in its entirety and replaced with "[Intentionally Omitted]," and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

      SECTION 4.12 The text of this section is hereby deleted in its entirety and replaced with "[Intentionally Omitted]," and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

      SECTION 4.13 The text of this section is hereby deleted in its entirety and replaced with "[Intentionally Omitted]," and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

      SECTION 4.14 The text of this section is hereby deleted in its entirety and replaced with "[Intentionally Omitted]," and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

      SECTION 4.15 The text of this section is hereby deleted in its entirety and replaced with "[Intentionally Omitted]," and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

      SECTION 4.16 The text of this section is hereby deleted in its entirety and replaced with "[Intentionally Omitted]," and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

      SECTION 4.17 The text of this section is hereby deleted in its entirety and replaced with "[Intentionally Omitted]," and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

      SECTION 4.18 The text of this section is hereby deleted in its entirety and replaced with "[Intentionally Omitted]," and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

      SECTION 4.19 The text of this section is hereby deleted in its entirety and replaced with "[Intentionally Omitted]," and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

      SECTION 4.20 The text of this section is hereby deleted in its entirety and replaced with "[Intentionally Omitted]," and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety

      SECTION 4.21 The text of this section is hereby deleted in its entirety and replaced with "[Intentionally Omitted]," and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

      Section 1.3. Amendments to Article V. Article V of the Indenture is hereby amended as follows:

      SECTION 5.1 The text of sub-clauses (iii), (iv) and (vi) is hereby deleted in its entirety and replaced with "[Intentionally Omitted]," and all references made thereto throughout the Indenture and Notes shall be deleted in their entirety.

      SECTION 5.2 The text of this section is hereby deleted in its entirety and replaced with "[Intentionally Omitted]," and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety.

      Section 1.4. Amendments to Article VI. Article VI of the Indenture is hereby amended as follows:

      SECTION 6.1 (a) The text of sub-clauses (iv), (vi), (ix) and (x) is hereby deleted in its entirety and replaced with "[Intentionally Omitted]," and all references made thereto throughout the Indenture and Notes shall be deleted in their entirety.

      (b) The text of sub-clauses (vii) and (viii) is hereby amended to delete all references to "Significant Subsidiaries" as follows and all references made to such sub-clauses throughout the Indenture and Notes shall be amended accordingly.

          "(vii) the Company pursuant to or within the meaning of any Bankruptcy
                 Law:

               (A)  commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D)  makes a general assignment for the benefit of its creditors;

            or takes any comparable action under any foreign laws relating to insolvency;

          (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A)  is for relief against the Company in an involuntary case;

               (B) appoints a Custodian of the Company or for any substantial part of its property of the Company; or

               (C)  orders the winding up or liquidation of the Company;

     (or any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 90 days;"

                                   ARTICLE TWO

                            MISCELLANEOUS PROVISIONS

     Section 2.1. The amendments to the Indenture described in Article One hereto shall become effective upon the Acceptance Date (as defined in the Offer to Purchase), when the validly tendered Notes are accepted for payment pursuant to the Offer to Purchase.

     Section 2.2. Capitalized terms used in this Third Supplemental Indenture that are not defined herein have the meaning specified in the Indenture.

     Section 2.3. Except as amended and supplemented by this Third Supplemental Indenture, the Indenture shall remain in full force and effect.

     Section 2.4. The laws of the State of New York shall govern this Third Supplemental Indenture.

     Section 2.5. All agreements of the Issuer in this Third Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

     Section 2.6. The parties may sign any number of counterparts of this Third Supplemental Indenture. Each counterpart shall be an original, but all of them together represent the same agreement.

     Section 2.7. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.

     Section 2.8. If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with another provision that is included or incorporated by reference in the Indenture and this Third Supplemental Indenture by the TIA, the provision of the TIA shall control.



                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

                              Issuer:

                              UNITED STATES STEEL CORPORATION


                              By:    /s/ Larry T. Brockway
                                     ---------------------
                              Name:  Larry T. Brockway
                              Title: Vice President & Treasurer



                              Trustee:

                              THE BANK OF NEW YORK


                              By:    /s/ Mary LaGumina
                                     -----------------
                              Name:  Mary LaGumina
                              Title: Vice President